                                                                     Exhibit 4.1

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                                   INDENTURE

                         Dated as of September 18, 1997


                                     Among

                       COMMUNICATIONS INSTRUMENTS, INC.,

                                   as Issuer,

                              KILOVAC CORPORATION,
                          KILOVAC INTERNATIONAL, INC.,
                                      and
         EACH OF THE ISSUER'S FUTURE RESTRICTED DOMESTIC SUBSIDIARIES,
                                 as Guarantors,

                                      and

            NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

                               __________________

                                  $125,000,000

                     10% Senior Subordinated Notes due 2004



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                            [CROSS-REFERENCE TABLE]


  TIA                                                                Indenture
Section                                                               Section
-------                                                              ---------
310  (a) (1)....................................................      7.10
     (a) (2)....................................................      7.10
     (a) (3)....................................................      N.A.**
     (a) (4)....................................................      N.A.
     (a) (5)....................................................      7.08; 7.10
     (b)........................................................      7.08; 7.10
     (c)........................................................      N.A.
311  (a)........................................................      7.11
     (b)........................................................      7.11
     (c)........................................................      N.A.
312  (a)........................................................      2.05
     (b)........................................................      13.03
     (c)........................................................      13.03
313  (a)........................................................      7.06
     (b) (1)....................................................      7.06
     (b) (2)....................................................      7.06
     (c) .......................................................      7.06; 13.02
     (d) .......................................................      7.06
314  (a) (1), (2), (3)..........................................      4.06; 4.08;
                                                                      7.06; 13.02
     (a) (4)....................................................      4.06
     (b)........................................................      N.A.
     (c) (1)....................................................      13.04
     (c) (2)....................................................      13.04
     (c) (3)....................................................      N.A.
     (d)........................................................      1.05
     (e)........................................................      13.05
     (f)........................................................      N.A.
315  (a)........................................................      7.01(b)
     (b)........................................................      7.05; 13.02
     (c)........................................................      7.01(a)
     (d)........................................................      7.01(c)
     (e)........................................................      6.11
316  (a)(last sentence).........................................      2.09
     (a) (1) (A)................................................      6.05
     (a) (1) (B)................................................      6.04
     (a) (2)....................................................      N.A.
     (b)........................................................      6.07
317  (a) (1)....................................................      6.08
     (a) (2)....................................................      6.09
     (b)........................................................      2.04
318  (a)........................................................      13.01
     (c)........................................................      13.01

**N.A. means Not Applicable

Security: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                          Page
ARTICLE ONE

     DEFINITIONS AND INCORPORATION BY REFERENCE..........................   1
     SECTION 1.01.  Definitions..........................................   1
     SECTION 1.02.  Incorporation by Reference of TIA....................  26
     SECTION 1.03.  Rules of Construction................................  26

ARTICLE TWO

     THE SECURITIES......................................................  27
     SECTION 2.01.  Form and Dating......................................  27
     SECTION 2.02.  Execution and Authentication.........................  28
     SECTION 2.03.  Registrar and Paying Agent...........................  29
     SECTION 2.04.  Paying Agent To Hold Assets in Trust.................  29
     SECTION 2.05.  Securityholder Lists.................................  30
     SECTION 2.06.  Transfer and Exchange................................  30
     SECTION 2.07.  Replacement Securities...............................  31
     SECTION 2.08.  Outstanding Securities...............................  31
     SECTION 2.09.  Treasury Securities..................................  32
     SECTION 2.10.  Temporary Securities.................................  32
     SECTION 2.11.  Cancellation.........................................  32
     SECTION 2.12.  Defaulted Interest...................................  33
     SECTION 2.13.  CUSIP Number.........................................  33
     SECTION 2.14.  Deposit of Moneys....................................  33
     SECTION 2.15.  Book-Entry Provisions for............................  34
                    Global Securities
     SECTION 2.16.  Special Transfer Provisions..........................  35

ARTICLE THREE

     REDEMPTION..........................................................  39
     SECTION 3.01.  Optional Redemption..................................  39
     SECTION 3.02.  Applicability of Article.............................  39
     SECTION 3.03.  Election To Redeem; Notice to Trustee................  39
     SECTION 3.04.  Selection by Trustee of Securities To Be
                    Redeemed.............................................  40
     SECTION 3.05.  Notice of Redemption.................................  40
     SECTION 3.06.  Deposit of Redemption Price..........................  41
     SECTION 3.07.  Securities Payable on Redemption Date................  41
     SECTION 3.08.  Securities Redeemed in Part..........................  42

ARTICLE FOUR

     COVENANTS...........................................................  42
     SECTION 4.01.  Payment of Securities................................  42
     SECTION 4.02.  Maintenance of Office or Agency......................  43
     SECTION 4.03.  Corporate Existence..................................  43

     SECTION 4.04.   Payment of Taxes and Other Claims............................................   43
     SECTION 4.05.   Maintenance of Properties and Insurance......................................   44
     SECTION 4.06.   Compliance Certificate; Notice of Default....................................   44
     SECTION 4.07.   Compliance with Laws.........................................................   45
     SECTION 4.08.   Reports......................................................................   45
     SECTION 4.09.   Waiver of Stay, Extension or Usury Laws......................................   46
     SECTION 4.10.   Limitation on Restricted Payments............................................   46
     SECTION 4.11.   Limitation on Transactions with Related Persons..............................   47
     SECTION 4.12.   Limitation on Incurrence of Debt and Issuance of Disqual.....................   49
     SECTION 4.13.   Payment Restrictions Affecting Restricted Subsidiaries.......................   51
     SECTION 4.14.   Prohibition on Incurrence of Senior Subordinated Debt........................   52
     SECTION 4.15.   Change of Control............................................................   52
     SECTION 4.16.   Limitation on Asset Sales....................................................   55
     SECTION 4.17.   Limitation on Liens..........................................................   57
     SECTION 4.18.   Guarantees by Restricted Domestic Subsidiaries...............................   57
     SECTION 4.19.   Conduct of Business of the Issuer and Its Restricted Sub.....................   58
     SECTION 4.20.   Guarantors...................................................................   58
     SECTION 4.21.   Rule 144A Information Requirement............................................   59
     SECTION 4.22.   Payments for Consent.........................................................   59
ARTICLE FIVE
     SUCCESSOR CORPORATION........................................................................   59
     SECTION 5.01.   Merger, Consolidation or Sale of Assets......................................   59
ARTICLE SIX
     DEFAULT AND REMEDIES.........................................................................   61
     SECTION 6.01.   Events of Default............................................................   61
     SECTION 6.02.   Acceleration.................................................................   63
     SECTION 6.03.   Other Remedies...............................................................   64
     SECTION 6.04.   Waiver of Past Defaults......................................................   64
     SECTION 6.05.   Control by Majority..........................................................   65
     SECTION 6.06.   Limitation on Suits..........................................................   65
     SECTION 6.07.   Rights of Holders To Receive Payment.........................................   66
     SECTION 6.08.   Collection Suit by Trustee...................................................   66
     SECTION 6.09.   Trustee May File Proofs of Claim.............................................   66
     SECTION 6.10.   Priorities...................................................................   67
     SECTION 6.11.   Undertaking for Costs........................................................   67

ARTICLE SEVEN
     TRUSTEE...........................................................................  68
     SECTION 7.01.  Duties of Trustee..................................................  68
     SECTION 7.02.  Rights of Trustee..................................................  69
     SECTION 7.03.  Individual Rights of Trustee.......................................  70
     SECTION 7.04.  Disclaimer of Trustee..............................................  71
     SECTION 7.05.  Notice of Default..................................................  71
     SECTION 7.06.  Reports by Trustee to Holders......................................  71
     SECTION 7.07.  Compensation and Indemnity.........................................  72
     SECTION 7.08.  Replacement of Trustee.............................................  73
     SECTION 7.09.  Successor Trustee by Merger, etc...................................  74
     SECTION 7.10.  Eligibility; Disqualification......................................  74
     SECTION 7.11.  Preferential Collection of Claims Against the Issuer...............  74

ARTICLE EIGHT

     DISCHARGE OF THIS INDENTURE; DEFEASANCE...........................................  75
     SECTION 8.01.  Option to Effect Defeasance or Covenant Defeasance.................  75
     SECTION 8.02.  Defeasance and Discharge...........................................  75
     SECTION 8.03.  Covenant Defeasance................................................  75
     SECTION 8.04.  Conditions to Defeasance or Covenant Defeasance....................  76
     SECTION 8.05.  Deposited Money and U.S. Government Obligations
                     to Be Held in Trust; Other Miscellaneous Provisions...............  78
     SECTION 8.06.  Reinstatement......................................................  79

ARTICLE NINE

     AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................  80
     SECTION 9.01.  Without Consent of Holders.........................................  80
     SECTION 9.02.  With Consent of Holders............................................  81
     SECTION 9.03.  Compliance with TIA................................................  82
     SECTION 9.04.  Revocation and Effect of Consents..................................  82
     SECTION 9.05.  Notation on or Exchange of Securities..............................  83
     SECTION 9.06.  Trustee To Sign Amendments, etc....................................  83

ARTICLE TEN

     SUBORDINATION OF SECURITIES.......................................................  84
     SECTION 10.01.  Securities Subordinated to Senior Debt............................  84
     SECTION 10.02.  No Payment on Securities in Certain  Circumstances................  84
     SECTION 10.03.  Payment Over of Proceeds upon Dissolution, etc....................  86


     SECTION 10.04.  Payments May Be Paid Prior to Dissolution....................................................  87
     SECTION 10.05.  Subrogation..................................................................................  88
     SECTION 10.06.  Obligations of the Issuer Unconditional......................................................  88
     SECTION 10.07.  Notice to Trustee............................................................................  88
     SECTION 10.08.  Reliance on Judicial Order or Certificate of Liquidating Agent...............................  89
     SECTION 10.09.  Trustee's Relation to Senior Debt............................................................  90
     SECTION 10.10.  Subordination Rights Not Impaired by Acts or Omissions of
                       the Issuer or Holders of Senior Debt.......................................................  90
     SECTION 10.11.  Securityholders Authorize Trustee To Effectuate Subordination of Securities..................  91
     SECTION 10.12.  This Article Ten Not To Prevent Events of Default............................................  92

ARTICLE ELEVEN

     GUARANTEES OF THE SECURITIES.................................................................................  92
     SECTION 11.01.  Guarantees...................................................................................  92
     SECTION 11.02.  Execution and Delivery of the Guarantees.....................................................  94
     SECTION 11.03.  Additional Guarantors........................................................................  94
     SECTION 11.04.  Limitation of Guarantors' Liability..........................................................  95
     SECTION 11.05.  Release from Guarantee.......................................................................  95
     SECTION 11.06.  Contribution.................................................................................  96
     SECTION 11.07.  Waiver of Subrogation........................................................................  96

ARTICLE TWELVE

     SUBORDINATION OF GUARANTEES..................................................................................  97
     SECTION 12.01.  Guarantee Obligations Subordinated to Guarantor Senior Debt..................................  97
     SECTION 12.02.  No Payment on Guarantees in Certain Circumstances............................................  97
     SECTION 12.03.  Payment Over of Proceeds Upon Dissolution, etc...............................................  99
     SECTION 12.04.  Payments May Be Paid Prior to Dissolution.................................................... 101
     SECTION 12.05.  Subrogation.................................................................................. 101
     SECTION 12.06.  Guarantee Provisions Solely To Define Relative Rights........................................ 102
     SECTION 12.07.  Trustee To Effectuate Subordination of Obligations Under the Guarantees...................... 102

     SECTION 12.08.  No Waiver of Guarantee Subordination Provisions..................... 103
     SECTION 12.09.  Guarantors To Give Notice to Trustee................................ 104
     SECTION 12.10.  Reliance on Judicial Order or Certificate
                     of Liquidating Agent Regarding Dissolution,
                             etc., of Guarantors.

     SECTION 12.11.  No Suspension of Remedies........................................... 105

     SECTION 12.12.  Trustee's Relation to Guarantor Senior Debt......................... 105

     SECTION 12.13.  No Subordination of Certain Claims.................................. 106

ARTICLE THIRTEEN

     MISCELLANEOUS
     SECTION 13.01.  TIA Controls........................................................ 106
     SECTION 13.02.  Notices............................................................. 106
     SECTION 13.03.  Communications by Holders with Other Holders........................ 107

     SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.................. 108
     SECTION 13.05.  Statements Required in Certificate or Opinion....................... 108
     SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar........................... 108
     SECTION 13.07.  Legal Holidays...................................................... 109
     SECTION 13.08.  Governing Law....................................................... 109
     SECTION 13.09.  No Adverse Interpretation of Other Agreements....................... 109

     SECTION 13.10.  No Recourse Against Others.......................................... 109
     SECTION 13.11.  Successors.......................................................... 109
     SECTION 13.12.  Duplicate Originals................................................. 110
     SECTION 13.13.  Severability........................................................ 110

SIGNATURES............................................................................... 111

Exhibit A-1 -  Form of Security
Exhibit A-2 -  Form of Exchange Security
Exhibit B   -  Form of Legend for Global Security
Exhibit C   -  Transferee Certificate for Institutional Accredited Investors Who
               Are Not QIBs

Security: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          This INDENTURE, dated as of September 18, 1997, among COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation (the "Issuer"), KILOVAC CORPORATION, a California corporation ("Kilovac"), KILOVAC INTERNATIONAL, INC., a California corporation ("Kilovac International"), and each of the Issuer's future Restricted Domestic Subsidiaries (collectively, with Kilovac and Kilovac International, the "Guarantors"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer's 10% Senior Subordinated Notes due 2004:


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

          "Acceleration Notice" has the meaning provided in Section 6.02.

          "Accounts Receivable Subsidiary" means any Subsidiary of the Issuer that is, directly or indirectly, wholly owned by the Issuer (other than director qualifying shares) and organized solely for the purpose of and engaged in (i) purchasing, financing and collecting accounts receivable obligations of customers of the Issuer or its Subsidiaries, (ii) the sale or financing of such accounts receivable or interest therein and (iii) other activities incident thereto.

          "Acquired Debt" means, with respect to any specific Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person which, in each case, is not repaid at or within five days following the date of such acquisition.

          "Adjusted Net Assets" of a Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee of such Guarantor), excluding Guarantor Subordinated Debt and debt in respect of its Guarantee, as they become absolute and matured.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition "Control" (including, with correlative meanings, the terms "Controlling", "Controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent or Co-Registrar.

          "Agent Members" has the meaning provided in Section 2.15.

          "Asset Sale" means (i) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described under Article Four, and (ii) the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries (to the extent such Equity Interests are held by the Issuer or another Restricted Subsidiary of the Issuer), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $750,000 or (b) net proceeds in excess of $750,000. Notwithstanding the foregoing: (t) a transfer of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (u) a disposition of goods held for sale in the ordinary course of business or obsolete, worn out or damaged property or equipment in the ordinary course of business, (v) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary, (w) a Restricted Payment or Permitted Investment that is permitted by Article Four, (x) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (y) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefore and other similar intellectual property and (z) sales of accounts receivable for cash at fair market value, and any sale, conveyance or transfer of accounts receivable in the ordinary course of business to an Accounts Receivable Subsidiary or to third parties that are not Affiliates of the Issuer or any Subsidiary of the Issuer will not be deemed to be Asset Sales.

          "Asset Sale Offer" has the meaning provided in Section 4.16(c).

          "Asset Sale Payment Date" has the meaning provided in Section 4.16(c).

          "Asset Sale Offered Price" has the meaning provided in Section
4.16(c).

          "Asset Sale Pari Passu Offer" has the meaning provided in Section 4.16(c).

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Authenticating Agent" has the meaning provided in Section 2.02.

          "Authorized Officer" means, with respect to any Person, each of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of such Person, or any other officer designated as an Authorized Officer by the Board of Directors (or similar governing body of such Person) in a writing delivered to the Trustee, or with respect to a Person organized as a partnership, limited liability partnership or limited liability limited partnership, the general partner or managing member of such Person, as the case may be.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors, advisory committee, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of any Person.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 60% of the aggregate book value of inventory (adjusted to include any LIFO reserves) and (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt expense) of the Issuer and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP consistently applied. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Issuer may use the most recent available information for purposes of calculating the Borrowing Base.

          "Business Day" means a day that is not a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars and any other currency that is convertible into U.S. dollars without legal restrictions and which is utilized by the Issuer or any Restricted Subsidiary in the ordinary course of its business, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic or foreign commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better (or, solely in the case of foreign commercial banks, a substantially equivalent rating from any similarly recognized rating agency publishing ratings of such banks), (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition, and (vi) money market, mutual or similar funds registered under the Investment Issuer At of 1940, as amended, having assets in excess of $100.0 million and substantially all of whose investments are comprised of securities of the type described in clauses (i) through (v) above.

          "Certificated Securities" has the meaning provided in Section 2.01.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), or group of related persons, together with any affiliates thereof (other than Permitted Holders), (ii) the adoption by the Issuer of a plan relating to the liquidation or dissolution of the Issuer, (iii) the first day on which a majority of the members of the Board of Directors of the Issuer or the Parent (so long as the Parent beneficially owns a majority of any class of the Voting Stock of the Issuer) are not Continuing Directors, or (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) or group of related persons, together with any affiliates thereof (other than Permitted Holders) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock of the Issuer or the Parent (measured by voting power rather than number of shares) provided that the Permitted Holders "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Issuer or the Parent (so long as the Parent beneficially owns a majority of any class of the Voting

Stock of the Issuer) than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer and the Parent (so long as the Parent beneficially owns a majority of any class of the Voting Stock of the Issuer).

          "Change of Control Date" has the meaning provided in Section 4.15.

          "Change of Control Offer" has the meaning provided in Section 4.15.

          "Change of Control Payment Date" has the meaning provided in Section 4.15.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period (including, without limitation, amortization of debt issuance costs) to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges or expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income, plus (v) the Loss Provision, minus (vi) other non-recurring non-cash items increasing such Consolidated Net Income for such period (which will be added back to Consolidated Cash Flow in any subsequent period to the extent cash is received in respect of such item in such subsequent period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, ''Consolidated Cash Flow'' shall be calculated without giving effect to (i) the amortization of any premiums, fees or expenses incurred in connection with any acquisition permitted under this Indenture and any related financings and (ii) the amortization or depreciation of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with any such acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any such acquisition).

          "Consolidated Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date. In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (l) interest on Debt determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Calculation Date; (2) if interest on any Debt actually incurred on the Calculation Date may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect in the Calculation

Date will be deemed to have been in effect during the relevant four-quarter period reference; and (3) notwithstanding the foregoing, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest swap agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than those debt issuance costs incurred on the Issue Date in connection with the offering of the Securities and the Senior Credit Facility) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Debt of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than in the case of the Issuer and its Subsidiaries, Unrestricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof (other than in the case of the Issuer and its Subsidiaries, Unrestricted Subsidiaries),
(ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) all extraordinary gains and extraordinary losses and any unusual or non-recurring charges recorded or accrued in connection with the Transactions (as defined in the Final Offering Memorandum)(including any such fees and expenses relating to the Transactions (as defined in the Final Offering Memorandum) and the Exchange Offer (as defined in the Registration Rights Agreement)), shall be excluded, and (vi) the Consolidated Net Income of the Issuer and its Subsidiaries shall include (without duplication) the Net Income of any Unrestricted Subsidiary if, and only to the extent that, such Net Income has been distributed in cash to the Issuer or any of its Restricted Subsidiaries.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the ordinary shareholders of such Person and its consolidated Subsidiaries as of such date and (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Issuer or the Parent (so long as the Parent beneficially owns a majority of any class of the Voting Stock of the Issuer) who (i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of

Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was nominated for election or elected to such Board of Directors by or with the approval of the Permitted Holders.

          "Credit Facilities" means, with respect to the Issuer or any Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptance or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Debt under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Subsidiary of the Issuer, is a party designed to protect the Issuer or any Subsidiary of the Issuer, against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Debt of others secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Debt of any other Person. The amount of any Debt outstanding as of any date shall be (i) the accrued value thereof, in the case of any Debt that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depositary by the Issuer, which must be a clearing agency registered under the Exchange Act.

          "Designated Senior Debt" means (i) any Debt under the Senior Credit Facility and (ii) any other Senior Debt permitted hereunder the principal amount of which is $10.0 million or more and that has been expressly designated by the Issuer in such Senior Debt instrument as "Designated Senior Debt."

          "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means a bona fide underwritten sale to the public of Equity Interests (other than Disqualified Stock) of the Issuer or of the Parent (to the extent the Net Proceeds thereof are contributed to the Issuer as common equity) pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Issuer or the Parent, as the case may be) that is declared effective by the SEC.

          "Existing Debt" means the principal amount of Debt of the Issuer and its Subsidiaries (other than Debt under the Senior Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

          "Event of Default" has the meaning provided in Section 6.01.

          "Excess Proceeds" has the meaning provided in Section 4.16(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means a series of securities having terms substantially identical to the Securities issued pursuant to an Exchange Offer (as defined in the Registration Rights Agreement) for the Securities.

          "Final Offering Memorandum" means the Offering Memorandum dated September 12, 1997 relating to the offering of the Securities.

          "Funding Guarantor" has the meaning provided in Section 11.06.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect.

          "Global Security" means a security evidencing all or a part of the Securities issued to the Depositary in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

          "Guarantor" means each of the Issuer's Restricted Domestic Subsidiaries that executes a supplemental indenture in which such Restricted Domestic Subsidiaries agree to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

          "Guarantor Blockage Period" means a period commencing on the date of receipt by the Trustee of a Guarantor Default Notice and ending on the earliest of the dates referred to in clauses (a), (b), (c) or
(d) of clause (y) of the second sentence of Section 12.02(a).

          "Guarantor Default Notice" has the meaning provided in Section 12.02.

          "Guarantor Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other obligations with respect to, any Debt of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Guarantees. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of a Guarantor under (or in respect of) the Senior Credit Facility, including, without limitation, (a) obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities and (b) guarantees by a Guarantor of Obligations under the Senior Credit Facility where the direct borrower is the Issuer or a Subsidiary of the Issuer, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (i) any Debt, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Debt shall not be senior in right of payment to the Guarantees, (ii) any Debt of a Guarantor to a Subsidiary of such Guarantor, (iii) Debt to, or guaranteed on behalf of, any director, officer or employee of a Guarantor or any Subsidiary of a Guarantor (including, without limitation, amounts owed for compensation), (iv) Debt to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Debt represented by Disqualified Equity Interests, (vi) any liability for federal, state, local or other taxes owed or owing by a Guarantor,
(vii) that portion of any Debt incurred in violation of the provisions set forth in Section 4.12(a) (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Debt does not (or, in the case of revolving credit Debt, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of this Indenture), and (viii) any Debt which is, by its express terms, subordinated in right of payment to any other Debt of a Guarantor.

          "Guarantor Subordinated Debt" means any Debt of any Guarantor which is by its terms subordinated in right of payment to the Obligations under such Guarantor's Guarantee of the Securities.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "IAI Securities" means Securities resold by the Initial Purchasers to an Institutional Accredited Investor.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Purchasers" means BancAmerica Securities, Inc. and Salomon Brothers Inc.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means interest payable on the Securities under this Indenture and interest payable under the Registration Rights Agreement.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided under Section 4.10.

          "Issue Date" means the date upon which the Securities are originally issued under this Indenture.

          "Issuer" has the meaning provided in the preamble.

          "Kilovac" has the meaning provided in the preamble.

          "Kilovac International" has the meaning provided in the preamble.

          "Legal Holiday" has the meaning provided in Section 13.07.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Loss Provision" means the provision for loss recorded by the Issuer in the quarter ended June 30, 1997 for certain receivables.

          "Management Agreement" means the Management Agreement among the Issuer, the Parent and CHS Management III, L.P. as in effect on the date hereof or as thereafter amended in a manner that is not adverse to the Holders of the Securities.

          "Maturity Date" means September 15, 2004.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized
in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Debt of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, or against any liabilities associated with the Asset Sale, or the assets subject thereto, and retained by the Issuer or any Restricted Subsidiary, and (iv) amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, or to the satisfaction of contractual obligations either existing at the date of this Indenture, or entered into after the date of this Indenture in connection with the payment of deferred purchase price of the properties or assets that were the subject of such Asset Sale.

          "Non-U.S. Person" means a Person who is not a "U.S. Person."

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "Officer" means, with respect to any Person (other than any Agent), the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Office, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person or with respect to a Person (other than any Agent) organized as a partnership, limited liability partnership or limited liability limited partnership, the general partner of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person and otherwise complying with the requirements of Sections

13.04 and 13.05, as they relate to the making of an Officers' Certificate.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Section 13.05, as they relate to the giving of an Opinion of Counsel.

          "Original Securities" has meaning provided in Section 2.02.

          "Parent" means CII Technologies Inc. and its successors and assigns.

          "Pari Passu Debt" shall mean (i) any Debt of the Issuer that is pari passu in right of payment to the Securities and (ii) with respect to any Guarantee of the Securities, Debt which ranks pari passu in right of payment to such Guaranty.

          "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.15 and 4.16, the Paying Agent shall not be the Issuer or any Affiliate of the Issuer.

          "Payment Blockage Notice" has the meaning provided in Section
10.02(a).

          "Payment Blockage Period" means a period commencing on the date of receipt by the Trustee of a Payment Blockage Notice and ending on the earliest of the dates referred to in clauses (a), (b), (c) or (d) of clause (y) of the second sentence of Section 10.02(a).

          "Pari Passu Debt Amount" shall have the definition set forth under
Section 4.16(c).

          "Permitted Debt" has the meaning provided in Section 4.12(b).

          "Permitted Holders" means Code, Hennessy & Simmons, Inc., Code, Hennessy & Simmons III, L.P., and their respective Affiliates.

          "Permitted Investments" means (a) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer that is engaged in the same or a similar line of business as the Issuer and its Restricted Subsidiaries (or reasonable extensions or expansions thereof or businesses ancillary thereto); (b) any Investment in Cash Equivalents; (c) any Investment by the Issuer or any

Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Issuer that is engaged in the same or a similar line of business as the Issuer and its Restricted Subsidiaries (or reasonable extensions or expansions thereof or businesses ancillary thereto) or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is engaged in the same or a similar line of business as the Issuer and its Restricted Subsidiaries (or reasonable extensions or expansions thereof or businesses ancillary thereto); (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; (f) Investments made in exchange for accounts receivable arising in the ordinary course of business which have not been collected for 180 days and which are, in the good faith of the Issuer, substantially uncollectible, provided that any such Investments in excess of $500,000 shall be approved by the Board of Directors (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee); (g) Investments constituting loans or advances to employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business for bona fide business purposes or (ii) in connection with the purchase of Equity Interests of the Parent or the Issuer, provided that the aggregate amount of Investments outstanding under this clause (g) does not exceed $1.0 million at any one time; (h) Investments in Permitted Joint Ventures, and Investments in suppliers to the Issuer and its Restricted Subsidiaries, in an aggregate amount when taken together with all other Investments pursuant to this clause (h) does not exceed the greater of $3.0 million or 5% of Total Assets at any one time outstanding; (i) Guarantees by the Issuer of Debt otherwise permitted to be incurred by Restricted Subsidiaries of the Issuer, permitted by clause (x) of Permitted Debt or permitted by Section 4.18; (j) Hedging Obligations entered into in the ordinary course of the Issuer's or any of its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; and
(k) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $2.0 million. For purposes of calculating the aggregate amount of Permitted Investments permitted to be outstanding at any one time pursuant to clauses (h) and (k) of the preceding sentence, (i) to the extent the consideration for any such Investment consists of Equity Interests (other than Disqualified Stock) of the Issuer, the value of the Equity Interests so issued will be ignored in determining the amount of such Investment and (ii) the aggregate amount of such Investments made by the Issuer and its Restricted Domestic Subsidiaries on or after the date of this Indenture will be decreased (but not below zero) by an amount equal to the lesser of (w) the cash return of capital to the Issuer or a Restricted Domestic Subsidiary with respect to such Investment that is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, including applicable taxes, if any) and (x) the initial amount of such Investment.

          "Permitted Joint Venture" means any Person which is, directly or indirectly through its Subsidiaries or otherwise, engaged principally in the principal business of the Issuer, or a reasonably related business, and the Capital Stock of which is owned by the Issuer and one or more Persons other than the Issuer or any affiliate of the Issuer.

          "Permitted Junior Securities" means Equity Interests in the Issuer or unsecured debt securities of the Issuer that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to the same extent as, or to a greater extent than, the Securities are subordinated to Senior Debt under this Indenture and which, in any case, do not mature or become subject to a mandatory redemption obligation prior to the maturity of the Securities and do not cause the Securities to be treated in any case or proceeding or similar event under any bankruptcy or insolvency law as part of the same class of claims as the Senior Debt.

          "Permitted Refinancing Debt" means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accrued value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accrued value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" of any Person means any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Exhibit A-1.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

          "Purchase Money Obligations" of a Person means Debt of such Person incurred in connection with the purchase, construction or improvement of property, plant or equipment used in the business of such Person.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Redemption Date" means, with respect to any Securities, the Maturity Date of such Security or the earlier date on which such Security is to be redeemed by the Issuer pursuant to the terms of the Securities.

          "Redemption Price" shall have the meaning provided in Section 3.01.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Agreement" means the Registration Agreement among the stockholders of the Parent as in effect on the date of this Indenture or as thereafter amended in a manner that is not adverse to the Issuer or the Holders of the Securities.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Issuer, the Guarantors and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.

          "Related Person" means with respect to any Person (a) any Affiliate of such Person, (b) any individual or other Person who directly or indirectly is the registered or beneficial owner of 5% or more of any class of Capital Stock of such Person or warrants, rights, options or other rights to acquire more than 5% of any class of Capital Stock of such Person, (c) any relative of such individual by blood, marriage or adoption not more remote than first cousin and
(d) any officer or director of such Person.

          "Related Person Transaction" has the meaning provided in Section 4.11.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Debt; provided that if, and for so long as, any Senior Debt lacks such a representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt.

          "Required Filing Dates" has the meaning provided in Section 4.08.

          "Restricted Domestic Subsidiary" means a Restricted Subsidiary organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Payment" means (i) any dividend or any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or such Restricted Subsidiary or dividends or distributions payable to the Issuer or any Wholly Owned Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer (other than any Equity Interests owned by the Issuer or any Wholly Owned Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt of the Issuer or a Restricted Subsidiary, except a payment of interest or principal at Stated Maturity; and
(iv) any Restricted Investment.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, that the Trustee or the Registrar shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Issuer's 10% Senior Subordinated Notes due 2004, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Security Amount" has the meaning provided in Section 4.16(c).

          "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Senior Credit Facility" means, collectively, the Credit Agreement dated as of September 18, 1997, among the Parent, the Issuer, the lenders party thereto in their capacity as such, BancAmerica Securities, Inc., as arranger, and Bank of America National Trust and Savings Association, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement, whether by the same or any other agent, lender or group of lenders, whether contained in one or more agreements.

          "Senior Debt" means (i) all Debt of the Issuer outstanding under the Credit Facilities and all Hedging Obligations with respect thereto (including, but not limited to, the principal of, premium, if any, interest (including any interest accruing subsequent to a filing of a petition of bankruptcy at the rate provided for in documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, reimbursement obligations under letters of credit issued under, and fees, expenses, indemnities and other amounts owing in respect of, the foregoing Debt), (ii) any other Debt permitted to be incurred by the Issuer under the terms of this Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Issuer, (x) any Debt of the Issuer to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) that portion of any Debt that is incurred in violation of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (z) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Debt does not (or, in the case of revolving credit Debt, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of this Indenture).

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Debt" means any Debt of the Issuer which is by its terms subordinated in right of payment to the Securities.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

          "Tax Sharing Agreement" means the Tax Sharing Agreement among the Issuer, Parent and certain other Subsidiaries of Parent as in effect on the date of this Indenture or as thereafter amended in a manner that is not adverse to the Issuer or the Holders of the Securities.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

          "Total Assets" means, with respect to any date of determination, the total assets of the Issuer shown on the Issuer's consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

          "Transfer Amount" has the meaning provided in Section 2.16.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that as of the time of determination shall be or continue to be designated an Unrestricted Subsidiary in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of its own or holds any Lien on any property of the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Issuer certifies to the Trustee that such designation complies with Section 4.10 and
(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any its Restricted Subsidiaries. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio set forth in Section 4.12(a) and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designations and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. Person" has the meaning given in Regulation S under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

          "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person that is a Wholly Owned Subsidiary of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "SEC" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) all references to Articles, Sections and Exhibits shall mean, unless the clearly indicates otherwise, the Articles and Sections hereof and the Exhibits attached hereto, the terms of which Exhibits are hereby incorporated into this Indenture.


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.

          The Securities and the Exchange Securities, and the notation relating to the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, respectively. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Securities, annexed hereto as Exhibits A-1 and A-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A or in reliance on any other exemption from registration under the Securities Act may be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-1 ("Global Securities"), deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co. or such other nominee, as nominee of the Depositary, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary and the Registrar, as the custodian for the Depositary.

          Securities offered and sold in reliance on any exemption from registration under the Securities Act may be issued in the form of certificated securities in registered form in substantially the form set forth in Exhibit A-1 (the "Certificated Securities").

SECTION 2.02.  Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Issuer by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to and including $95.0 million upon receipt of a written order signed by two Authorized Officers of the Issuer (the "Original Securities"). The order shall specify the amount of Original Securities to be authenticated and the date on which the Original Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $125.0 million except as provided in Section 2.07. Upon the written order of the Issuer in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Issuer.

          The Trustee may appoint an authenticating agent (an "Authenticating Agent") reasonably acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

          The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Issuer shall maintain an office or agency in the county where the principal corporate office of the Trustee is located or in such other locations as the Issuer shall determine, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuer upon notice to the Trustee may change any Registrar or Paying Agent without notice to any Holder.

          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any default by the Issuer (or any other obligor on the Securities) in making any such payment. The Issuer, upon written direction to the Paying Agent, at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable record date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Section 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.01(ii), 3.08, 4.16, or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part and (iii) during a Change of Control Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

          Prior to the registration of any transfer by a Holder, the Issuer, the Trustee and any agent of the Issuer shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary. Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or, its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry system.

SECTION 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity sufficient, in the judgment of the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security issued pursuant to this Section 2.07 shall constitute an obligation of the Issuer.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee or the Authenticating Agent except those canceled by the Trustee, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If the principal amount of any Security is considered paid under
Section 4.01, it ceases to be outstanding and interest ceases to accrue.

          If on a Redemption Date, Change of Control Payment Date, an Asset Sale Payment Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or notice, and for purposes of determining the amount of Securities outstanding at the time of a redemption made in accordance with paragraph 6(a)(ii) of the Securities, Securities owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Securities owned by the Issuer, a Subsidiary of the Issuer or any Affiliate of the Issuer.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and execute, and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of and deliver evidence of such disposal of (but shall not be required to destroy) all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Securities to replace Securities that the

Issuer has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12.  Defaulted Interest.

          If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. Prior to such subsequent special record date the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such day in a timely manner which permits the Paying Agent to remit payment to the Holders on such day. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee and the Agents, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP Number.

          The Issuer in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.  Deposit of Moneys.

          Prior to 12:00 noon (New York City time) on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Asset Sale Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity

Date, Redemption Date, Change of Control Payment Date or Asset Sale Payment Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, (ii) be delivered to the Registrar as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Registrar as its custodian, or under the Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Issuer notifies the Registrar that the Depositary is unwilling or unable to continue as Depositary for any Global Security and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) the Issuer, at its option, notifies the Registrar in writing that it elects to cause the issuance of Securities in definitive form under this Indenture.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and cause to be delivered, one or more Certificated Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to the second sentence of paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and cause to be delivered to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Certificated Securities of authorized denominations.

          (e) Any Certificated Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (z) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Certificated Securities set forth on the face of the form of Security in Exhibit A-1.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons and other Transfers Exempt under the Securities Act. The following provisions shall apply (x) with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person and (y) with respect to the registration of any proposed transfer pursuant to another available exemption from the registration requirements of the Securities Act:

          (i) the Registrar shall register the transfer of any Securities constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D or (3) in the case of a transfer pursuant to another available exemption from the registration requirements of the Securities Act, the proposed transferee has delivered to the Registrar a certificate in form and substance reasonably acceptable to the Issuer and the Registrar in connection with such transfer, together, in the case of clause (1), clause (2) or clause (3) with such other certifications, legal opinions or other information as the Issuer, the Trustee or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (z) the Trustee and Registrar have received both an Opinion of Counsel and an Officers' Certificate directing transfer without a Private Placement Legend; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon, receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Certificated Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred (the "Transfer Amount"),(b) if the Securities to be transferred are to be evidenced by Certificated Securities, the Issuer shall execute and the Trustee shall authenticate upon receipt of a written order of the Issuer in the form of an Officers' Certificate, and cause to be delivered one or more Certificated Securities in an aggregate principal amount equal to the Transfer Amount and (c) if the Securities to be transferred are to be evidenced by an interest in a Global Security, upon receipt of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in which the transferee will hold its beneficial interest in an amount equal to the Transfer Amount.

          If the Securities to be transferred consist of IAI Securities, the following shall apply: (x) if such IAI Securities are proposed to be transferred to an Institutional Accredited Investor which is not a QIB, (i) upon the registration of such transfer such Securities shall continue to be IAI Securities, and (ii) the Certificated Securities authenticated and delivered in connection with such transfer shall be in denominations of $100,000 and any integral multiple of $1,000 above that amount; and (y) if such IAI Securities are proposed to be transferred to a Non-U.S. Person, (i) upon the registration of such transfer such Securities shall cease to be IAI Securities, (ii) the Certificated Securities authenticated and delivered in connection with such transfer shall not contain the restriction on minimum denominations of $100,000 and (iii) such Certificated Securities shall be in denominations of $1,000 and any integral multiple thereof.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Issuer and the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, if the Trustee or the Issuer shall so request, such proposed transferor shall have delivered an opinion of counsel, an officers' certificate and such other information as the Trustee or the Issuer may reasonably require in connection with such proposed transfer; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Certificated Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Certificated Securities to be transferred, and the Trustee shall cancel the Certificated Securities so transferred; and

          (iii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of a beneficial interest in a Global Security which after transfer is to continue to be evidenced by an interest in a Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records (A) the date, (B) a decrease in the principal amount of the Global Security in which the transferor owns the beneficial interest to be transferred in an amount equal to the principal amount of the beneficial interest to be transferred and (C) an increase in the principal amount of the Global Security in which the transferee will hold its beneficial interest in a like amount; and

          (iv) if the Securities to be transferred consist of IAI Securities, upon the registration of such transfer according to this Section 2.16 such Securities shall cease to be IAI Securities and may be evidenced by Certificated Securities or interests in a Global Security in denominations of $1,000 and any integral multiple thereof.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i) of this Section 2.16 exist, (ii) there is delivered to the Issuer, the Registrar and the Trustee an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities have been sold pursuant to an effective registration statement under the Securities Act.

          (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and such Security.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters; notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Optional Redemption.

          Optional Redemption. (i) The Securities will be redeemable at the option of the Issuer, in whole or in part, at any time on or after September 15, 2001, upon not less than 30 nor more than 60 days notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below (the "Redemption Price"), plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on September 15, of the years indicated below:

                                                   Redemption
     Year                                            Price
     ----                                          ----------
     2001........................................   105.000%
     2002........................................   102.500%
     2003 and thereafter.........................   100.000%

          (ii) At any time prior to September 15, 2000, the Issuer may on any one or more occasions redeem from the net proceeds of one or more Equity Offerings up to an aggregate of 33.3% in aggregate principal amount of the Securities at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; provided that at least $63.4 million aggregate principal amount of Securities remain outstanding immediately after the occurrence of such redemption.

SECTION 3.02.  Applicability of Article.

          Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03.  Election To Redeem; Notice to Trustee.

          The election of the Issuer to redeem any Securities pursuant to
Section 3.01(a) shall be evidenced by an Officers' Certificate. In case of any redemption at the election of the Issuer pursuant to Section 3.01(a), the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 3.04.  Selection by Trustee of Securities To Be Redeemed.

          In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of a principal amount of $1,000 shall be redeemed in part. If any Security is to be redeemed in part only, a new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security. On and after the Redemption Date, if the Issuer does not default in the payment of the Redemption Price, interest will cease to accrue on Securities or portions thereof called for redemption.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 3.05.  Notice of Redemption.

          Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but no more than 60 days before the Redemption Date.

          All notices of redemption shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

          (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

          (h) the CUSIP number, if any, relating to such Securities; and

          (i) the paragraph of the Securities pursuant to which the Securities are being redeemed.

          Notice of redemption of Securities to be redeemed shall be given by the Issuer or, as otherwise requested by the Issuer in writing, by the Trustee in the name and at the expense of the Issuer.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 3.06.  Deposit of Redemption Price.

          On or prior to 12:00 noon (New York City time) on any Redemption Date the Issuer shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 3.07.  Securities Payable on Redemption Date.

          Notice of Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such on the relevant record dates according to the terms and the provisions of the Securities.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Security.

SECTION 3.08.  Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 2.03 (with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Issuer, the Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and cause to be delivered to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Security so surrendered that is not redeemed.


                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.

          The Issuer shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 12:00 noon (New York City time) on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.  Maintenance of Office or Agency.

          The Issuer shall maintain the office or agency required under Section
2.03. The Issuer shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 4.03.  Corporate Existence.

          Except as otherwise permitted by Article Four, Article Five or Section 11.05, the Issuer and each Restricted Subsidiary shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect their respective corporate or other existence and the corporate or other existence of each of their respective Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each of its Restricted Subsidiaries; except for any such existence, material right or franchise which are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04.  Payment of Taxes and Other Claims.

          The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that there shall not be required to be paid or discharged any such tax, assessment, claim or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge would not result in a material adverse change to the financial condition or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.05.  Maintenance of Properties and Insurance.

          (a) The Issuer shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Issuer may be reasonably necessary to the conduct of the business of the Issuer and its Restricted Subsidiaries; provided, however, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are no longer reasonably necessary in the conduct of their respective businesses.

          (b) The Issuer shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuer are reasonably adequate and appropriate for the conduct of the business of the Issuer and its Restricted Subsidiaries.

SECTION 4.06.  Compliance Certificate; Notice of Default.

          (a) The Issuer shall deliver to the Trustee, within 120 days after the end of the Issuer's fiscal year, an Officers' Certificate (signed by the principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether a Default or Event of Default has occurred and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

          (b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Securities, the Issuer shall deliver to the Trustee by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of the actual knowledge by an Authorized Officer of such occurrence.

SECTION 4.07.  Compliance with Laws.

          The Issuer and each of its Restricted Subsidiaries shall comply, and shall cause each of their respective Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America and each other country in which the Issuer or any of its Restricted Subsidiaries conducts business, all states and municipalities thereof, and of any governmental department, SEC, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.08.  Reports.

          Whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will file with the SEC, so long as any Securities are outstanding, the annual reports (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements, a report thereon by the Issuer's independent accountants), quarterly reports (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations") and other periodic reports which the Issuer would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) if the Issuer were so subject, and such documents shall be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer will also in any event, so long as any Securities are outstanding and whether or not the filing of such documents by the Issuer with the SEC is prohibited under the Exchange Act, within 15 days of each Required Filing Date, (a) transmit by mail to all Holders of Securities, as their names and addresses appear in the Registrar's books, without cost to such Holders and (b) file with the Trustee, copies of the annual reports, quarterly reports and other periodic reports which the Issuer would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer were subject to such Section 13(a) or 15(d). The Issuer will also comply with any other periodic reporting provisions pursuant to TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.

          The Issuer will not (to the extent that it may lawfully do so) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.  Limitation on Restricted Payments.

          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless, at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Issuer, whose determination shall be conclusive and evidenced by a Board Resolution), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12(a); and (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by clauses (i) and (iv) of Section 4.10(b) and excluding the Restricted Payments permitted by the other clauses therein), is less than or equal to the sum of (a) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a loss, minus 100% of such loss) earned on an accumulative basis during the period beginning October 1, 1997 and ending on the last date of the Issuer's fiscal quarter immediately preceding such proposed restricted payment, plus (b) 100% of the aggregate net cash proceeds received by the Issuer as capital contributions after October 1, 1997 or from the issue or sale after October 1, 1997 of Equity Interests of the Issuer or of Disqualified Stock or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Issuer and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (c) $2.0 million.

          (b) The provisions of Section 4.10(a) will not prohibit (i) the payment of any dividend or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of an irrevocable redemption notice, if at said date of declaration or giving of notice such payment or redemption would have complied with the provisions of this Indenture;
(ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer or any Subordinated Debt of the Issuer or any Restricted Subsidiary, in each case in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of other Equity Interests of the Issuer (other than any Disqualified Stock); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (ii) of Section 4.10(a); (iii) the redemption, repurchase, refinancing or defeasance of Subordinated Debt in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Debt; (iv) the payment to the Parent of any amounts required under the Tax Sharing Agreement; (v) up to $350,000 in any period of four consecutive quarters to fund repurchases by the Parent (or its successor) of Equity Interests therein or Debt therein issued in connection with such Equity Interests held by Persons who have ceased to be bona fide officers or employees of the Issuer or one of its Restricted Subsidiaries, provided that any unused amount thereof may be carried forward to subsequent periods so long as the total amount of such Restricted Payments shall not exceed $2.5 million; and (vi) the payment of amounts to fund the Parent's bona fide corporate overhead and similar fees and expenses relating to the ownership or operation of the Issuer.

SECTION 4.11.  Limitation on Transactions with Related Persons.

          The Issuer will not, nor will it permit any of its Restricted Subsidiaries to (a) sell, lease, transfer or otherwise dispose of any of its property to, (b) purchase any property from, (c) make any Investment in, or (d) enter into or amend any contract, agreement or understanding with or for the benefit of, a Related Person of the Issuer or any Restricted Subsidiary (other than the Issuer or any such Restricted Subsidiary) in which no Related Person (other than the Issuer or a Wholly Owned Restricted

Subsidiary of the Issuer) owns, directly or indirectly, an equity interest (each a "Related Person Transaction"), other than Related Person Transactions that are on terms that are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction by the Issuer or such Restricted Subsidiary from an unrelated party; provided that the Issuer delivers to the Trustee (i) with respect to any Related Person Transaction involving aggregate payments in excess of $1.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate certifying that such Related Person Transaction complies with the preceding sentence and such Related Person Transaction is approved by a majority of the disinterested members of the Board of Directors of the Issuer and (ii) with respect to any Related Person Transaction involving aggregate payments in excess of $5.0 million, an affirmative opinion as to the fairness to the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view issued by a nationally recognized accounting, appraisal, investment banking or consulting firm that is, in the judgment of the Board of Directors of the Issuer, qualified to render such opinion. The foregoing restrictions shall not apply to (a) any transactions between Wholly Owned Restricted Subsidiaries of the Issuer, or between the Issuer and any Wholly Owned Restricted Subsidiary of the Issuer, if such transaction is not otherwise prohibited by the terms of this Indenture, (b) any transactions between or among the Issuer and any Restricted Subsidiaries involving the provision of goods or services in the ordinary course of business, (c) any payments or purchases permitted by Section 4.10, (d) customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law, (e) transactions undertaken pursuant to the Management Agreement, the Tax Sharing Agreement and the Registration Agreement, (f) the issue and sale by the Issuer to its stockholders of Equity Interests other than Disqualified Stock, (g) the incurrence of intercompany Debt permitted pursuant to Section 4.12, (h) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Debt thereof, (i) customary indemnification and similar arrangements with any officer, director or employee of the Parent relating to the business, operations or ownership of the Issuer, and (j) the payment of amounts pursuant to the Management Agreement.

SECTION 4.12.  Limitation on Incurrence of Debt and Issuance of Disqualified
               Stock.

          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided, however, that if no Default shall have occurred and be continuing at the time or as a consequence of said Debt incurred, the Issuer and any Restricted Subsidiary may incur Debt (including Acquired Debt) if the Consolidated Fixed Charge Coverage Ratio for the Issuer's and its Restricted Subsidiaries most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Debt is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred at the beginning of such four-quarter period.

          (b) The provisions of Section 4.12(a) will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

     (i) the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt under Credit Facilities; provided that the aggregate principal amount of all Debt outstanding under Credit Facilities and incurred pursuant to this clause (i), after giving effect to such incurrence, does not exceed (y) the greater of (a) $25.0 million and (b) the Borrowing Base less (z) the principal amount of Debt outstanding pursuant to clause (x) below;

     (ii) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt;

     (iii) the incurrence by the Issuer or any of its Restricted Domestic Restricted Subsidiaries of Debt represented by the Original Securities or any Guarantee thereof;

     (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace, Debt that was permitted by this Indenture to be incurred;

     (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt between or among the Issuer and (a) any of its Wholly Owned Restricted Subsidiaries or (b) any of its other Restricted Subsidiaries if and to the extent such Debt, when incurred, constitutes an Investment permitted by Section 4.10; provided, however, that (i) if the Issuer or any Guarantor is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities or the Guarantees, as applicable, and
(ii) (A) any subsequent issuance or transfer of Equity Interests that results in any Debt described in the foregoing clause (a) being held by a Person other than the Issuer or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Debt to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt by the Issuer or such Restricted Subsidiary, as the case may be;

     (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency exchange risk with respect to any currency exchanges;

     (vii) Capitalized Lease Obligations and Purchase Money Obligations of the Issuer and its Subsidiaries not to exceed $2.0 million in aggregate principal amount (or accrued value, as applicable) at any time outstanding;

     (viii) Guarantees by the Issuer of Debt of any Restricted Subsidiaries otherwise permitted by this covenant and Guarantees by any of the Issuer's Restricted Subsidiaries of Debt of the Issuer or any Restricted Subsidiary permitted to be incurred under Section 4.18;

     (ix) Indebtedness of the Issuer or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, trade letters of credit, surety bonds and guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

     (x) Debt of Foreign Restricted Subsidiaries incurred for working capital purposes in an aggregate principal amount outstanding at any one time not to exceed the sum of 85% of the net book value of such Foreign Restricted Subsidiaries' accounts receivable determined in accordance with GAAP and 60% of the net book value of their inventory determined in accordance with GAAP and guarantees by Foreign Restricted Subsidiaries of such Debt (which Debt shall reduce the aggregate Debt permitted pursuant to clause (i) above in the manner contemplated thereby); and

     (xi) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt in an aggregate principal amount

(or accrued value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (xi), not to exceed $10 million (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facility).

          (c) For purposes of determining compliance with this Section 4.12 in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) of Section 4.12(b) or is entitled to be incurred pursuant to Section 4.12(a), the Issuer shall, in its sole discretion, classify such item of Debt in any manner that complies with this Section 4.12 and such item of Debt will be treated as having been incurred pursuant to only one of such clauses of Section 4.12(b) or pursuant to Section 4.12(a). Accrual of interest, the accretion of accrued value and the payment of interest in the form of additional Debt will not be deemed to be an incurrence of Debt for purposes of this Section 4.12.


SECTION 4.13.  Payment Restrictions Affecting Restricted Subsidiaries.

          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the date of this Indenture (as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment), (b) this Indenture and the Securities, (c) applicable law, (d) any instrument governing Debt or Capital Stock of a Person acquired by the Issuer or any of its

Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be incurred, (e) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, restricting assignment or restricting transfers of non-cash assets, (f) Purchase Money Obligations for property acquired in the ordinary course of business and other Liens permitted by this Indenture, in each case that impose restrictions of the nature described in clause (iii) above on the property so acquired (or subject to such Liens), (g) Debt permitted by clause (x) of Permitted Debt, (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not more restrictive taken as a whole than those contained in the agreements governing the Debt being refinanced (as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment), (i) contracts for the sale of assets, (j) customary provisions in agreements with respect to Permitted Joint Ventures, or
(k) any pledge by the Issuer or a Restricted Subsidiary of the Equity Interests of an Unrestricted Subsidiary to support the Debt thereof.


SECTION 4.14.  Prohibition on Incurrence of Senior Subordinated Debt.

          The Issuer will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Debt that is expressly subordinated or junior in right of payment to any Senior Debt of the Issuer and senior in any respect in right of payment to the Securities, and (b) the Issuer will not, directly or indirectly, permit any Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Debt that is expressly subordinated or junior in right of payment to its Guarantor Senior Debt and senior in any respect in right of payment to its Guarantee.

SECTION 4.15.  Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Securities can require the Issuer to repurchase all or a portion of such Holder's Securities pursuant to the offer described in Section 4.15(b) (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof and accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Payment"). Prior to the mailing of the notice referred to in Section 4.15(b), but in any event within 90 days following the date on which a Change of Control occurs, the Issuer covenants to
(i) repay in full (and shall repay in full) in cash all outstanding Senior Debt under the Senior Credit Facility (and terminate all commitments thereunder) and all other Senior Debt the terms of which require repayment upon a Change of Control, or (ii) obtain the requisite consents under the Senior Credit Facility and all such other Senior Debt to permit the repurchase of the Securities as provided in this Section 4.15. The Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Securities pursuant to the provisions described in this Section 4.15; provided that an Issuer's failure to comply with such covenant resulting in a failure to mail the notice referred to in Section 4.15(b) shall constitute an Event of Default under Section 6.01(3) and not under Section 6.01(2).

          (b) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Issuer shall send, by first class mail, a notice to each Holder of the Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender the Securities pursuant to the Change of Control Offer. Such notice shall state:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase all or a portion (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

          (2) the amount of accrued and unpaid interest as of the Change of Control Payment Date;

          (3) that any Security not tendered will continue to accrue interest;

          (4) that, unless the Issuer defaults in the payment of the purchase price for the Securities payable pursuant to the Change of Control Offer, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount and certificate number of the Security(s) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security(s) purchased;

          (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered, provided that each new Security will be in a principal amount of $1,000 or an integral multiple thereof; and

          (8) such other information as may be required by applicable laws and regulations.

          (c) On the Change of Control Payment Date, the Issuer will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered , and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted pursuant to such Change of Control Offer together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Securities or portions thereof accepted for payment an amount equal to the Change of Control Payment for such Securities or portion thereof, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holder of Securities accepted for payment in part a new Security or Securities equal in principal amount to any unpurchased portion of such Holder's Securities, provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof, and any Security not accepted for payment in whole or in part shall be promptly returned to the Holder of such Security. On and after a Change of Control Payment Date, interest will cease to accrue on the Securities or portions thereof accepted for payment, unless the Issuer defaults in the payment of the purchase price therefor. The Issuer will announce the results of the Change of Control Offer to Holders of the Securities on or as soon as practicable after the Change of Control Payment Date.

          (d) The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.16.  Limitation on Asset Sales.

          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, properties and assets to be used in the Issuer's business or Equity Interest in a Person which becomes a Restricted Subsidiary; provided that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Securities or any guarantee thereof and liabilities constituting Senior Debt) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other agreement that releases or indemnifies the Issuer or such Restricted Subsidiary from further liability and
(y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are immediately converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary may apply such Net Proceeds at its option, (i) to permanently repay, reduce or secure letters of credit in respect of Senior Debt and/or Guarantor Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), and/or (ii) to the acquisition of a controlling interest in another business, the making of a capital expenditure or Permitted Investment or the acquisition of other assets, in each case, for use in the same or a similar line of business as the Issuer or such Restricted Subsidiary was engaged in on the date of such Asset Sale or reasonable extensions thereof. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce indebtedness under the Senior Credit Facility (or any alternative or subsequent revolving credit agreement where borrowings thereunder constitute Senior Debt and/or Guarantor Senior Debt) or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.16(b) will be deemed to constitute "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer will be required to make an offer (an "Asset Sale Offer") to all Holders of Securities and holders of any other Pari Passu Debt outstanding with provisions requiring the Issuer to make an offer to purchase or redeem such indebtedness with the proceeds from any Asset Sale as follows: (i) the Issuer will make an offer to purchase from all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Asset Sale Offered Price of all Securities tendered), and (ii) to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Issuer will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (an "Asset Sale Pari Passu Offer) in an amount (the "Pari Passu Debt Amount" ) equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Issuer be required to make an Asset Sale Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Securities (the "Asset Sale Offered Price") will be payable in cash in an amount equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the date such Asset Sale Offer is consummated (the "Asset Sale Payment Date"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Asset Sale Offered Price of the Securities tendered pursuant to the Asset Sale Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Debt that is purchased in an Asset Sale Pari

Passu Offer is less than the Pari Passu Debt Amount, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Asset Sale Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) If the Issuer becomes obligated to make an Asset Sale Offer pursuant to Section 4.16(c) the Securities and the Pari Passu Debt shall be purchased by the Issuer, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Asset Sale Offer is given to holders, or such later date as may be necessary for the Issuer to comply with the requirements under the Exchange Act. The Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Asset Sale Offer.

SECTION 4.17.  Limitation on Liens.

     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Debt or Subordinated Debt on any asset or property of the Issuer or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Securities are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

SECTION 4.18.  Guarantees by Restricted Domestic Subsidiaries.

          (a) The Issuer will not permit any of its Restricted Domestic Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise to assume, guarantee or in any other manner become liable with respect to any Debt of the Issuer or any other Restricted Domestic Subsidiary unless, in any such case (i) such Restricted Domestic Subsidiary that is not a Guarantor executes and delivers a supplemental indenture to this Indenture, providing a Guarantee of the Securities and (ii) (x) if any such assumption, guarantee or other liability of such Restricted Domestic Subsidiary is provided in respect of Senior Debt or Guarantor Senior Debt, the guarantee or other instrument provided by such Restricted Domestic Subsidiary in respect of such Senior Debt or Guarantor Senior Debt may be superior to the

Guarantee pursuant to subordination provisions no less favorable in any material respect to the Holders than those contained in this Indenture and (y) if such assumption, guarantee or other liability of such Restricted Domestic Subsidiary is provided in respect of Debt that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Domestic Subsidiary in respect to such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable in any material respect to the Holders than those contained in this Indenture.

     (b) Notwithstanding Section 4.18(a), any such Guarantee by a Restricted Domestic Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, from: (i) the unconditional release of such Restricted Domestic Subsidiary from its liability in respect of the Debt in connection with which such Guarantee was executed and delivered pursuant to Section 4.18(a) (including any Debt in respect of the Senior Credit Facility); or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Domestic Subsidiary of the Issuer of all of the Issuer's Capital Stock in, or all or substantially all of the assets of, such Restricted Domestic Subsidiary or the parent of such Restricted Domestic Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Domestic Subsidiary that has been released by the holders of the other Debt guaranteed; or (iii) such Guarantor become an Unrestricted Subsidiary in accordance with this Indenture.

SECTION 4.19.  Conduct of Business of the Issuer and Its Restricted
               Subsidiaries.

          The Issuer and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Issuer and its Restricted Subsidiaries are engaged as of the date of this Indenture, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.20.  Guarantors.

          (a) So long as any Securities remain outstanding, any Restricted Domestic Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Domestic Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Securities and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Domestic Subsidiary. Thereafter, such Restricted Domestic Subsidiary shall be a Guarantor for all purposes of this Indenture.

          (b) If all the Capital Stock of any Guarantor is sold to a Person (other than the Issuer or any of its Restricted Subsidiaries) in accordance with the terms of this Indenture, then such Guarantor will be released and discharged from all of its obligations under its Guarantee of the Securities and this Indenture.

SECTION 4.21.  Rule 144A Information Requirement.

          The Issuer will furnish to the Holders or beneficial Holders of the Securities and prospective purchasers of Securities designated by the Holders of Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A.

SECTION 4.22.  Payments for Consent.

          Neither the Issuer nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Securities a reasonable length of time prior to the expiration of the solicitation.


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation or Sale of Assets.

          (a) The Issuer will not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) the Issuer is the surviving corporation or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person that acquires by conveyance, transfer or lease substantially all of the properties and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (x) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (y) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.12 (a).

          (b) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) will not, and the Issuer will not cause or permit any Guarantor to, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to any Person other than the Issuer or any other Guarantor unless: (i) such Guarantor is the surviving corporation or the Person (if other than a Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person that acquires by conveyance, transfer or lease substantially all of the properties and assets of such Guarantor shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) such entity or Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of the Guarantor under the Guarantee pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Guarantor with or into the Issuer, immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis the Issuer could satisfy the provisions of clause
(iv) of Section 5.01(a).


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

          Each of the following shall be an "Event of Default":

          (1) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten);

          (2) the failure to pay the principal of or premium, if any, on any Securities, when such principal or premium, if any, becomes due and payable, at maturity, acceleration upon optional or mandatory redemption, required repurchase or otherwise (including the failure to make a payment to repurchase Securities tendered pursuant to a Change of Control Offer or an Asset Sales Offer) (whether or not such payment shall be prohibited by Article Ten);

          (3) the failure by the Issuer for 30 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to conform or comply with any covenant, agreement or warranty contained in Sections 4.10, 4.12, 4.15, 4.16 or Article Five or the corresponding provisions of the Securities;

          (4) failure to conform or comply with any other covenant, agreement or warranty in the Securities or this Indenture for 60 days after notice thereof has been given to the Issuer by the Trustee or by the Holders of at least 25% in principal amount of the then outstanding Securities;

          (5) any Guarantees of a Significant Restricted Domestic Subsidiary cease to be in full force and effect or any of the Guarantors that is a Significant Restricted Domestic Subsidiary denies its liability under its Guarantee (other than by reason of a release of a Guarantee in accordance with the terms of this Indenture or such Guarantee);

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of, premium, if any, or interest on such Debt at the final stated maturity thereof (giving effect to any extensions thereof) (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (7) failure by the Issuer or any of its Significant Restricted Subsidiaries to pay final judgments aggregating in excess of $3.0 million (to the extent not covered by third party insurance as to which the insurance company has acknowledged coverage), which judgments are not paid, discharged or stayed for a period of 60 days after their entry;

          (8) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Issuer or any of its Significant Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Issuer or any of its Significant Restricted Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any of its Significant Restricted Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any of its Significant Restricted Subsidiaries or of substantially all of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days provided that if any order is dismissed on appeal then such Event of Default shall be deemed cured; or

          (9) (a) the Issuer or any of its Significant Restricted Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Issuer or any of its Significant Restricted Subsidiaries consents to the entry of a decree or order for relief in respect of the Issuer or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Issuer or any of its Significant Restricted Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy law, (d) the Issuer or any of its Significant Restricted Subsidiaries (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or such Significant Restricted Subsidiary or of substantially all of their respective property, or (y) makes an assignment for the benefit of creditors or (e) the Issuer or any of its Significant Restricted Subsidiaries takes any corporate action in furtherance of any such actions in this paragraph (9).

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Securities pursuant to the optional redemption provision of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to September 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Securities prior to September 15, 2003, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

SECTION 6.02.  Acceleration.

          If an Event of Default (other than an Event of Default specified in paragraph (8) or (9) of Section 6.01 with respect to the Issuer) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to the Issuer, or the Holders of at least 25% in principal amount of the Securities then outstanding by written notice to the Issuer, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest, if any, on all Securities to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and, if the applicable Event of Default is then continuing, the Securities outstanding (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facilities, shall become due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or 5 Business

Days after receipt by the Issuer and the Representative under the Senior Credit Facilities of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default specified in paragraph (8) or (9) of Section 6.01 with respect to the Issuer occurs and is continuing, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities then outstanding (by notice to the Trustee) may waive any existing Default or Event of Default and may rescind and cancel a declaration of acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived, except non-payment of the principal or interest on the Securities which have become due solely by such declaration of acceleration,
(iii) to the extent the payment of such interest is lawful, interest (at the same rate as specified in the Securities) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iv) in the event of the cure or waiver of a Default or Event of Default of the type described in paragraphs (8) and (9) of Section 6.01, the Trustee shall have received an Officers' Certificate that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.

          Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Securities (which may only be waived with the consent of each Holder of Securities affected) or (ii) in respect of any covenant or provision hereunder which cannot be modified or amended without the consent of the Holder of each Security outstanding.

SECTION 6.05.  Control by Majority.

          The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in
Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee, in its discretion, which is not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default;

          (2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is reasonably satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

          (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in paragraphs (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings, relating to the Issuer or any other obligor upon the Securities, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Issuer's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

          Subject to Article Ten, if the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Sections 6.09 and 7.07;

          Second: if the Holders are forced to proceed against the Issuer directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Fourth: to the Issuer or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to

Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If a Default or an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

          (b) Except during the continuance of a Default or an Event of Default actually known to the Trustee:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          (g) In the absence of bad faith, negligence or wilful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may request and rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, any Subsidiary of the Issuer, or their respective Affiliates, with the same rights it would have if it were not Trustee, subject to Section 7.10. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Disclaimer of Trustee.

          The Trustee does not make any representation as to the validity, effectiveness or adequacy of this Indenture or the Securities, and it shall not be accountable for the Issuer's use of the proceeds from the Securities, the Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Issuer in this Indenture, the Securities other than the Trustee's certificate of authentication or any document issued in connection with the sale of the Securities.

SECTION 7.05.  Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Asset Sale Offer Purchase Date pursuant to an Asset Sale Offer, and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to (S)315(b) of the TIA and such proviso to
(S)315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Section 6.01(1), 6.01(2) or 4.01; or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

SECTION 7.06.  Reports by Trustee to Holders.

          Within 60 days after May 15 of each year beginning with May 15, 1998, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Issuer shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07.  Compensation and Indemnity.

          The Issuer shall pay to the Trustee in its capacity as such from time to time such compensation as may be agreed upon in writing by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Subject to the limitations set forth in the following paragraph, the Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Issuer shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for and hold them harmless against any loss, liability, damage, claim or expense incurred by them except for such loss, liablility, damage, claims or expenses or actions to the extent caused by any negligence, bad faith or willful misconduct on any of their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee, its agents, employees, officers, stockholders or directors for which indemnity may be sought. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee, its agents, employees, officers, stockholders or directors through its negligence, bad faith or willful misconduct.

          To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, as the case may be, except assets or money held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee, the discharge of the Issuer's obligations under Article Eight or any rejection or the termination of this Indenture under any Bankruptcy Law or otherwise.

SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer in writing and the Trustee and may appoint a successor trustee. The Issuer may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided that such Person shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Issuer and any other obligor of the Securities.

SECTION 7.11.  Preferential Collection of Claims Against the Issuer.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Issuer and any other obligor of the Securities.


                                 ARTICLE EIGHT

                    DISCHARGE OF THIS INDENTURE; DEFEASANCE

SECTION 8.01.  Option to Effect Defeasance or Covenant Defeasance.

          The Issuer may, at its option, at any time, with respect to the Securities, elect to have either Section 8.02 or Section 8.03 be applied to all Securities upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  Defeasance and Discharge.

          Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall be deemed to have been discharged from its obligations with respect to all Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire amount of Debt represented by the Securities, which shall thereafter be deemed to be "Outstanding" until paid in full in cash only for the purposes of
Section 8.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until the Securities are paid in full in cash otherwise terminated or discharged hereunder: (A) the rights of Holders of Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Issuer's obligations with respect to such Securities under Sections 2.03, 2.04 through and including 2.11 and 2.14, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (D) this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

SECTION 8.03.  Covenant Defeasance.

     Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03, the payment of the Securities may not be accelerated pursuant to Section 6.02 upon, or as a result of, an Event of Default set forth in Sections 6.01(3), (4), (5), (7) or (9) with respect to the Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for financial accounting purposes). Except as specified above, the remainder of this Indenture and the Securities shall be unaffected by a covenant defeasance.

SECTION 8.04.  Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section
8.02 or Section 8.03 to the Securities:

          (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge,
     (i) the principal of (and premium, if any) and interest on the Securities on the Stated Maturity of such principal or installment of principal (and premium, if any) or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or would occur as a consequence thereof (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 6.01(8) or 6.01(9) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (c) No event or condition shall exist that, pursuant to the provisions of Section 10.02 or 10.03, would prevent the Issuer from making payments of the principal of (and premium, if any) or interest on the Securities on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound.

          (e) In the case of an election under Section 8.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) otherwise since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (f) In the case of an election under Section 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (g) In the case of an election under either Section 8.02 or 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the date of such deposit, such trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (h) In the case of an election under either Section 8.02 or 8.03, the Issuer shall represent to the Trustee that the deposit made by the Issuer pursuant to its election under Section 8.02 or 8.03 was not made by the Issuer with the intent of preferring the Holders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others.

          (i) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of Section 12 of the Securities, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Ten or Twelve hereof.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer's request together with an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 8.04 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance. If any money or U.S. Government Obligations held by the Trustee for the payment of principal or interest remains unclaimed on the first anniversary of the Maturity Date of the Securities, the Trustee shall promptly, or shall cause the prompt, return of such money or U.S. Government Obligations. After the return of such money or U.S. Government Obligations, all liability of the Trustee with respect to such money or U.S. Government Obligations shall cease.

SECTION 8.06.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

          The Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

          (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (3) to provide for the assumption of the Issuer's obligations to Holders of the Securities in the event of any Disposition involving the Issuer in which the Issuer is not a Surviving Person;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (6) to provide for the issuance of the Exchange Securities (which will have terms identical in all material respects to the Securities issued on the Issue Date except that the transfer restrictions contained in the Securities issued on the Issue Date will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Securities issued on the Issue Date, as a single issue of Securities;

          (7) to reflect the release of a Guarantor from its Obligations with respect to its Guarantee or to add a Guarantor each in accordance with the terms of this Indenture;

          (8) to evidence the succession of another person to any Guarantor and the assumption by such successor of the Obligations in the Guarantee in accordance with the terms of this Indenture;

          (9) to surrender any right or power conferred on the Issuer or any Guarantor in accordance with the terms of this Indenture; or

          (10) to secure the Securities in accordance with Section 4.17;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

          Subject to Section 6.07, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in principal amount of the outstanding Securities may amend or supplement this Indenture or the Securities, without notice to any other Holders. Subject to Sections 6.04 and 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Issuer or the Guarantors with any provision of this Indenture, the Securities or the Guarantees without notice to any other Holders.

          No amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, shall, directly or indirectly, without the consent of each Holder of each Security affected thereby:

          (1) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Security, or alter the provisions with respect to the redemption of the Securities in a manner adverse to the Holders of the Securities (other than provisions relating to Section 4.15);

          (3) reduce the rate of or change the time for payment of interest on any Security;

          (4) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Securities (except that Holders of at least a majority in aggregate principal amount of the then outstanding Securities may (a) rescind an acceleration of the Securities that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration);

          (5) make any Security payable in money other than that stated in the Securities;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or premium, if any, or interest on, the Securities;

          (7) waive a redemption payment with respect to any Security (other than a payment required by Section 4.15);

          (8) make any change to the subordination provisions of this Indenture that adversely affects Holders;

          (9) release any Significant Restricted Domestic Subsidiary from any of its obligations under its Guarantee or hereunder other than in accordance with the terms hereunder; or

          (10) make any change in the foregoing amendment and waiver provisions.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.

SECTION 9.03.  Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          No amendment of this Indenture shall adversely affect in any material respect the rights of any holder of Senior Debt under Article Ten or Guarantor Senior Debt under Article Twelve without the consent of such holder.

SECTION 9.04.  Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (6) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee To Sign Amendments, etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES

SECTION 10.01.  Securities Subordinated to Senior Debt.

          The Issuer covenants and agrees and the Trustee and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities by the Issuer shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 10.02.  No Payment on Securities in Certain Circumstances.

          (a) Neither the Issuer nor any Person on behalf of the Issuer may make any payment of any kind or character upon or in respect of the Securities (except as permitted under Article Eight of this Indenture) if (i) a default in the payment of the principal of, premium, if any, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and, in the case of this clause (ii), the Trustee receives a notice of such default (a "Payment Blockage Notice") from the

Representative of any Designated Senior Debt. Payments on the Securities may and shall be resumed (x) in the case of a payment default described in clause (i) above, upon the date on which such default is cured or waived and (y) in case of a default described in clause (ii) above, the earlier of (a) the date on which all such defaults have been cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received, (c) the date such Designated Senior Debt shall have been paid in full in cash or (d) the date such Payment Blockage Period shall have been terminated by written notice to the Trustee from the Representative of the Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (a), (b), (c) and
(d), the Issuer shall resume making any and all required payments in respect of the Securities, including any payments not made to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions, unless the provisions described in clause (i) above or the provisions of Section 10.03 are then applicable. No new Payment Blockage Period may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to such a default pursuant to any provision under which such default previously existed or was continuing shall constitute a new default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuer and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

          (c) Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder;

provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment with respect to Obligations on the Securities.

SECTION 10.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) shall first be paid in full in cash before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise (except that Holders of the Securities may receive Permitted Junior Securities and payments made from the trust described in Article Eight hereof). Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt (except that Holders of the Securities may receive Permitted Junior Securities and payments made from the trust described in Article Eight hereof).

          (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (c) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets to another corporation upon the terms and conditions provided in Article Five and as long as permitted under the terms of the Designated Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with Article Five.

SECTION 10.04.  Payments May Be Paid Prior to Dissolution.

          Subject to Sections 10.02(b) and 10.03(b), nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have actually received the written notice provided for in clause (ii) of the first sentence of Section 10.02(a) or in Section 10.07. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer.

SECTION 10.05.  Subrogation.

          Subject to the payment in full in cash of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Debt until the Senior Debt shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Issuer and the Holders of the Securities, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 10.06.  Obligations of the Issuer Unconditional.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, of the holders of Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

SECTION 10.07.  Notice to Trustee.

          The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten.

Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trust Officer of the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least two Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 10.07, then, anything herein contained to the contrary notwithstanding, but otherwise subject to the provisions of Sections 10.02(b) and 10.03(b), the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09.  Trustee's Relation to Senior Debt.

          The Trustee, any Agent and any agent of the Issuer, the Trustee or any Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 6.09 or to the Trustee or any Agent in its capacity as such under or pursuant to Section 7.07.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its duties, covenants, responsibilities and obligations as are specifically set forth in this Article Ten, and no implied duties, covenants, responsibilities or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Ten or otherwise.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.11. Securityholders Authorize Trustee To Effectuate Subordination of Securities.

          Each Holder of Securities by its acceptance of such Security authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article Ten, and appoints the Trustee such Holder's attorney-in-fact to act for and on behalf of each such Holder of Securities for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12.  This Article Ten Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.


                                 ARTICLE ELEVEN

                          GUARANTEES OF THE SECURITIES

SECTION 11.01.  Guarantees.

          Subject to the provisions of this Article Eleven, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer or any of the other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations on the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations on the Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at final stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, each Guarantor will be obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuer on the Securities.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance (other than payment) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantees. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

          The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under the Guarantees by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          The Guarantors shall have the right to seek contribution from the Issuer and any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

          Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that in no event shall any Guarantor's obligations under its Guarantee be subject to avoidance under any applicable fraudulent conveyance or similar law of any relevant jurisdiction. Therefore, in the event that the Guarantees would, but for this sentence, be subject to avoidance, then the liability of the Guarantors under the Guarantees shall be reduced to the extent necessary such that such Guarantees shall not be subject to avoidance under the applicable fraudulent conveyance or similar law. Subject to the preceding limitation on liability, the Guarantee of each Guarantor constitutes a guarantee of payment in full when due and not merely a guarantee of collectability.

SECTION 11.02.  Execution and Delivery of the Guarantees.

          If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at any time hereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03.  Additional Guarantors.

          If the Issuer or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Domestic Subsidiary that is not a Guarantor, or if the Issuer or any of its Subsidiaries shall organize, acquire or otherwise invest in another Restricted Domestic Subsidiary that is not a Guarantor having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Domestic Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Domestic Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Securities and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Domestic Subsidiary. Thereafter, such Restricted Domestic Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 11.04.  Limitation of Guarantors' Liability.

          The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (other than liabilities of such Guarantor under Debt which constitutes Guarantor Subordinated Debt with respect to its Guarantee) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.06, result in the obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 11.05.  Release from Guarantee.

          (a) Upon the release of any Guarantee in connection with a merger or consolidation in accordance with Article Five hereof, the Trustee shall, at the Issuer's expense, deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuer accompanied by an Officers' Certificate certifying as to the compliance with such provisions. Any Guarantor not so released remains liable for the full amount of principal of, premium, if any, and interest on the Securities as provided in this Article Eleven.

          (b) Upon (i) the release by the lenders under the Senior Credit Facility, related documents and future refinancings thereof of all guarantees of a Guarantor and all Liens on the property and assets of such Guarantor relating to such Debt, (ii) the circumstances described in Section 4.18, (iii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Restricted Domestic Subsidiary of the Issuer (which sale or disposition is otherwise in compliance with this Indenture) or (iv) in connection with the defeasance of the Securities upon compliance with the conditions set forth in
Article 8 hereof, such Guarantor shall be deemed released from all of its obligations under its Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under the Senior Credit Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Debt of the Issuer shall also terminate upon such release, sale or transfer.

SECTION 11.06.  Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled, so long as the exercise of such right does not impair the rights of the Holders under the Guarantees, to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantees; provided that such Funding Guarantor's contribution right with respect to any such Guarantor shall be subordinated in right of payment to such Guarantor's Guarantor Senior Debt on the same basis as its Guarantee is subordinated to Guarantor Senior Debt pursuant to Article Twelve.

SECTION 11.07.  Waiver of Subrogation.

          Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until payment in full of the Securities. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct or indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.07 is knowingly made in contemplation of such benefits.


                                 ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEES

SECTION 12.01.  Guarantee Obligations Subordinated to Guarantor Senior Debt.

          Each Guarantor covenants and agrees and the Trustee and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Guarantees shall be issued subject to the provisions of this Article Twelve; and the Trustee and each Person holding any Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities pursuant to the Guarantees made by or on behalf of any Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all existing and future Obligations on the Guarantor Senior Debt of such Guarantor; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of such Guarantor, and that each holder of Guarantor Senior Debt of such Guarantor whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt of such Guarantor in reliance upon the covenants and provisions contained in this Indenture and the Guarantees.

          This Section 12.01 and the following Sections 12.02 through and including 12.15 of this Article Twelve shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Debt of any Guarantor and, to the extent set forth in Section 12.02, holders of Designated Senior Debt; and such provisions are made for the benefit of the holders of Guarantor Senior Debt of each Guarantor and, to the extent set forth in Section 12.02, holders of Designated Senior Debt; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 12.02.  No Payment on Guarantees in Certain Circumstances.

          (a) No payment of any kind or character shall be made by or on behalf of any Guarantor or any other Person on behalf of such Guarantor with respect to any Obligations of such Guarantor on the Securities or under the Guarantee of the Securities of such

Guarantor or to acquire any of the Securities for cash or property or otherwise if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, Guarantor Senior Debt of any Guarantor, or (ii) any other event of default occurs and is continuing with respect to Designated Senior Debt of any Guarantor, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and, in the case of this clause (ii), the Trustee receives a notice of such event of default (a "Guarantor Default Notice") from the Representative for the respective issue of Designated Senior Debt. Payments may and shall be resumed with respect to any Obligations of such Guarantor on the Securities or under the Guarantee of such Guarantor in respect of the Securities or with respect to the acquisition of any of the Securities for cash or property or otherwise (x) in the case of a payment default described in clause (i) above, upon the date on which such default is cured or waived and
(y) in the case of a default described in clause (ii) above, the earlier of (a) the date on which all such events of default have been cured or waived, (b) 179 days after the date on which the applicable Guarantor Default Notice is received, (c) the date such Designated Senior Debt shall have been paid in full in cash or (d) the date such Guarantor Blockage Period shall have been terminated by written notice to the Trustee from the Representative of the Designated Senior Debt initiating such Guarantor Blockage Period, after which, in the case of clauses (a), (b), (c) and (d), such Guarantor shall resume making any and all required payments in respect of the Securities, including any payments not made to the Holders of the Securities during the Guarantor Blockage Period due to the foregoing prohibitions, unless the provisions described in clause (i) above or the provisions of Section 12.03 are then applicable. No new Guarantor Blockage Period may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Guarantor Blockage Period. No event of default which existed or was continuing on the date of delivery of any Guarantor Default Notice with respect to the Designated Senior Debt shall be, or be made, the basis of a subsequent Guarantor Default Notice by the Representative of such Designated Senior Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder of a Guarantee when such payment is prohibited by Section 12.02(a), such payment shall be held for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of such Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on such Guarantor Senior Debt, if any, received from the holders of such Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuer or the Guarantors and only amounts included in the information provided to the Trustee shall be paid to the holders of such Guarantor Senior Debt.

          (c) Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment with respect to Obligations on the Guarantees.

SECTION 12.03.  Payment Over of Proceeds Upon Dissolution, etc.

          (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt of such Guarantor (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt whether or not such interest is an allowed claim in any such proceeding) shall first be paid in full in cash before any payment or distribution of any kind or character is made on account of any Obligations of such Guarantor on its Guarantee, or for the acquisition of any of the Securities for cash or property or otherwise (except that Holders of the Securities may receive Permitted Junior Securities and payments made from the trust described in Article Eight hereof). Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Guarantees or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Guarantees or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt (except that Holders of the Securities may receive Permitted Junior Securities and payments made from the trust described in Article Eight hereof).

          (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amount of such Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

          (c) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation which complies with the terms and conditions provided in Article Five hereof and which does not violate any other Obligation of such Guarantor under this Indenture or Guarantee of such Guarantor and as long as permitted under the terms of the Designated Senior Debt of such Guarantor shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor's obligations hereunder in accordance with Article Five hereof.

SECTION 12.04.  Payments May Be Paid Prior to Dissolution.

          Subject to Sections 12.02(b) and 12.03(b), nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 and 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have actually received the written notice provided for in the second sentence of
Section 12.02(a) or in Section 12.09. A Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

SECTION 12.05.  Subrogation.

          Subject to the payment in full in cash of all Guarantor Senior Debt of a Guarantor, the Holders of the Guarantees shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Debt of a Guarantor until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor or by or on behalf of the Holders of the Guarantees by virtue of this Article Twelve which otherwise would have been made to such Holders of the Guarantees shall, as between such Guarantor and the Holders of the Guarantees, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of a Guarantor.

SECTION 12.06.  Guarantee Provisions Solely To Define Relative Rights.

          The subordination provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Debt of each Guarantor and, to the extent set forth in Section 12.02, holders of Designated Senior Debt of each Guarantor, on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among any Guarantor, its creditors other than holders of its Guarantor Senior Debt and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under its Guarantee as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Debt of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Twelve of the holders of Guarantor Senior Debt of such Guarantor hereunder and, to the extent set forth in Section 12.02, holders of Designated Senior Debt of such Guarantor (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such Guarantor referred to in
Section 12.03, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.02, to prevent any payment prohibited by such Section or enforce their rights pursuant to
Section 12.02(c).

          The failure by any Guarantor to make a payment in respect of its obligations under its Guarantee by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 12.07. Trustee To Effectuate Subordination of Obligations Under the Guarantees.

          Each Holder of a Security by its acceptance of such Security authorizes and expressly directs the Trustee to take on behalf of such Holder of Securities such action as may be necessary or appropriate to effectuate as between the holders of Guarantor Senior Debt and Holders of Securities, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact to act for it and on its behalf for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or, otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Guarantee and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.08.  No Waiver of Guarantee Subordination Provisions.

          No right of any present or future holder of any Guarantor Senior Debt of any Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer or such Guarantor with the terms of this Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Guarantees to the holders of such Guarantor Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates, or otherwise amend or supplement in any manner such Guarantor Senior Debt or any Senior Debt to which such Guarantor Senior Debt relates; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Debt or any Senior Debt as to which such Guarantor Senior Debt relates; and (4) exercise or refrain from exercising any rights against such Guarantor and any other Person.

SECTION 12.09.  Guarantors To Give Notice to Trustee.

          The Issuer and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Issuer or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. Notwithstanding the subordination provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, such Guarantor or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least two Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 12.09, then, anything herein contained to the contrary notwithstanding, but otherwise subject to the provisions of Sections 12.02(b) and 12.03(b), the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Guarantor Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the

Trustee as to the amount of Guarantor Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.10. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc., of Guarantors.

          Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such bankruptcy, liquidation or reorganization, dissolution, winding-up proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Guarantees, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt of such Guarantor and other Debt of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.11.  No Suspension of Remedies.

          Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Debt of the Guarantors.

SECTION 12.12.  Trustee's Relation to Guarantor Senior Debt.

          The Trustee, any Agent and any agent of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of such Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any Agent or any of their agents of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Debt, the Trustee and any Agent undertake to perform or to observe only such of their duties, covenants, responsibilities and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee or any Agent. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary or other duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if the Trustee or any Agent shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Twelve or otherwise.

          Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.13.  No Subordination of Certain Claims.

          Nothing within Article Twelve shall apply to claims of or payments to the Trustee in its capacity as such under or pursuant to Section 6.09 or to the Trustee or any Agent in its capacity as such under or pursuant to Section 7.07.


                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02.  Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first class mail, postage prepaid, addressed as follows:

          if to the Issuer:

          Communications Instruments, Inc.
          1396 Charlotte Highway
          Fairview, North Carolina 29730
          Attention: David Henning
          Facsimile: (704) 628-1439
          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: Sanford Perl
          Facsimile: (312) 861-2200

          if to the Trustee:

          Norwest Bank Minnesota National Association
          Norwest Center
          Sixth & Marquette
          Minneapolis, Minnesota 55479-0069
          Attention: Corporate Trust Services
          Facsimile: (612) 667-9825

          The Issuer, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) business days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, other than with respect to the authentication of the Securities for original issuance on the Issue Date, the Issuer shall furnish to the Trustee upon the Trustee's request:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer; if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with provided, however that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.

          A past, present or future director, officer, employee, incorporator, stockholder or limited or general partner, as such, of the Issuer or any of its Subsidiaries shall not have any liability for any obligations of the Issuer or any of its Subsidiaries under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  Successors.

          All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.  Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


                            [signature page follows]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                       ISSUER:

                         COMMUNICATIONS INSTRUCTIONS, INC., a
                         North Carolina corporation



                         By:
                         Name:
                         Title:


                       TRUSTEE:

                         NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as
                         Trustee

                         By:
                         Name:
                         Title:

                       GUARANTORS:

                         KILOVAC CORPORATION, a California
                         corporation


                         By:
                         Name:
                         Title:


                         KILOVAC INTERNATIONAL, INC.,
                         a California corporation


                         By:
                         Name:
                         Title:

                                                                     EXHIBIT A-1
                                                                     -----------
                              [FORM OF SECURITY]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), TO REQUIRE THAT A TRANSFER NOTICE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                        COMMUNICATIONS INSTRUMENTS, INC.
                     10% SENIOR SUBORDINATED NOTE DUE 2004

                                                              CUSIP No.  _______

No.                                                                        $

          COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation (the "Issuer"), for value received, promises to pay to _________________ or registered assigns, the principal sum of _________________ Dollars, on September 15, 2004.

          Interest Payment Dates: March 15 and September 15

          Record Dates: March 1 and September 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.



                                        COMMUNICATIONS INSTRUMENTS, INC.,
                                        a North Carolina corporation


                                        By:
                                        Name:
                                        Title:

                                        By:
                                        Name:
                                        Title:

Trustee's Certificate of Authentication


          This is one of the 10% Senior Subordinated Notes due 2004 referred to in the within-mentioned Indenture.

Dated:

                              NORWEST BANK MINNESOTA NATIONAL
                              ASSOCIATION, as Trustee


                              By: ___________________________, as
                              Authenticating Agent


                              By: ___________________________
                                      Authorized Signatory

                             (REVERSE OF SECURITY)


                     10% SENIOR SUBORDINATED NOTE DUE 2004


     1. Interest. COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from September 18, 1997. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time in accordance with Section 2.12 of the Indenture at the rate borne by the Securities to the extent lawful.

     2. Method of Payment. The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the record date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender unless a Holder of Securities has given wire transfer instructions in which case the Issuer will be required to make payment of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by such Holder. The Issuer may deliver any such payments to the Paying Agent or to a Holder at the Holder's registered address.

     3. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, National Association (the "Paying Agent") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

     4. Indenture and Guarantees. The Issuer issued the Securities under an Indenture dated as of September 18, 1997 (the "Indenture"), among the Issuer, Kilovac Corporation, a California corporation, Kilovac International, Inc., a California corporation, and each of the Issuer's future Restricted Domestic Subsidiaries, as guarantors (the "Guarantors"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). This Security is one of a duly authorized issue of Securities of the Issuer designated as its 10% Senior Subordinated Notes due 2004 (the "Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $125,000,000, which may be issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until the date on which the Indenture is qualified under TIA, then on such date. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Issuer. Payment on each Security is guaranteed on an unsecured senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture. In certain circumstances the Guarantees may be released.

     5. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. To the extent and in the manner provided in the Indenture, Senior Debt must be paid before any payment may be made to any Holder of this Security. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     6. Optional Redemption. (i) The Securities will be redeemable at the option of the Issuer, in whole or in part, at any time on or after September 15, 2001, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on September 15, of the years indicated below:

                                                   Redemption
     Year                                            Price
     ----                                          ----------
     2001........................................   105.000%
     2002........................................   102.500%
     2003 and thereafter.........................   100.000%

          (ii) At any time prior to September 15, 2000, the Issuer may on any one or more occasions redeem from the net proceeds of one or more Equity Offerings up to an aggregate of 33.3% in aggregate principal amount of the Securities at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; provided that at least $63.4 million aggregate principal amount of Securities remain outstanding immediately after the occurrence of such redemption.

     7. Notice of Redemption. Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed to such Holder's registered address, at least 30 but not more than 60 days before the Redemption Date. Securities in denominations larger than $1,000 may be redeemed in part.

     8. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Issuer shall be required to offer to repurchase all or a portion of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

     9. Limitation on Disposition of Assets. Under certain circumstances the Issuer is required to apply the net cash proceeds from Asset Sales to offer to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of repurchase.

     10. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Security being redeemed in part and (iii) during a Change of Control Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

     11. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     13. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of and interest on the Securities).

     14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, provide for the assumption of the Issuer's obligations to Holders of the Securities in the event of any Disposition involving the Issuer in which the Issuer is not a Surviving Person, comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under TIA, provide for the issuance of Exchange Securities or make any other change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder of a Security.

     15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Debt, make payments in respect of its Equity Interest or certain Debt, enter into transactions with Related Persons, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

     16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the

Securities and the Indenture, the predecessor will be released from those obligations.

     17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

     18. Defeasance. The Indenture contains provisions (which provisions apply to this Security) which provide that (a) the Issuer will be discharged from any and all obligations in respect of the Securities and the Guarantors will be released from their Guarantees and (b) the payment of the Securities may not be accelerated upon certain Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

     19. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, Subsidiaries of the Issuer or their respective Affiliates as if it were not the Trustee.

     20. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or limited or general partner of the Issuer or any of its Subsidiaries shall have any liability for any obligations of the Issuer or any of its Subsidiaries under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     21. Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

     22. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of law other than Section 5-1401 of the New York General Obligations Law.

     23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     24. CUSIP Numbers. Pursuant to a recommendation promulgated by the committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     25.  Registration Rights.

          Pursuant to the Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchasers on behalf of the Holders of the Securities, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Issuer's 10% Senior Subordinated Notes due 2004 (the "Exchange Securities") which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Securities issued on the Issue Date. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such Registration Rights Agreement. Additional interest which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provision of the Registration Rights Agreement relating to such additional interest are incorporated herein by reference and made a part hereof as if set forth herein in full.

     26. Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to:

                        Communications Instruments, Inc.
                             1396 Charlotte Highway
                        Fairview, North Carolina  29730
                           Attention: David Henning

                                ASSIGNMENT FORM


I or we assign to and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
                    (please print or type name and address)

________________________________________________________________________________
    (insert Social Security number or other identifying number of assignee)

and irrevocably appoint _____________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) ___________, the undersigned confirms that it has not utilized and general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                   ---------

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated: ______________         Signed: __________________________________________
                                          (Signed exactly as name appears on
                                          the other side of this Security)

Signature Guarantee: ___________________________________________________________
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _____________________         ____________________________________________
                                    NOTICE:   To be executed by an executive
                                              officer

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Issuer pursuant to
Section 4.15 or 4.16 of the Indenture, check the appropriate Box:

          Section 4.15 [   ]
          Section 4.16 [   ]

          If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount you wish to have purchased:

US$_________


Date: ________________   Your Signature: _______________________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Security)


Signature Guarantee: ___________________________________________________________
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                     EXHIBIT A-2
                                                                     -----------
                        COMMUNICATIONS INSTRUMENTS, INC.
                     10% SENIOR SUBORDINATED NOTE DUE 2004

                                                             CUSIP No.   _______
No.                                                                       $

          Communications Instruments, Inc., a North Carolina corporation (the "Issuer"), for value received, promises to pay to _________________ or registered assigns, the principal sum of _________________ Dollars, on September 15, 2004.

          Interest Payment Dates: March 15 and September 15

          Record Dates: March 1 and September 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.




                                        COMMUNICATIONS INSTRUMENTS, INC.,
                                        a North Carolina corporation

                                        By:
                                        Name:
                                        Title:

                                        By:
                                        Name:
                                        Title:

Trustee's Certificate of Authentication



          This is one of the 10% Senior Subordinated Notes due 2004 referred to in the within-mentioned Indenture.

Dated:

                                 NORWEST BANK MINNESOTA
                                 NATIONAL ASSOCIATION, as Trustee

                                 By: ____________________________, as
                                 Authenticating Agent

                                 By:  ___________________________
                                          Authorized Signatory

                             (REVERSE OF SECURITY)


                     10% SENIOR SUBORDINATED NOTE DUE 2004


     1. Interest. COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from September 18, 1997. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time in accordance with Section 2.12 of the Indenture at the rate borne by the Securities to the extent lawful.

     2. Method of Payment. The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the record date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender unless a Holder of Securities has given wire transfer instructions in which case the Issuer will be required to make payment of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by such Holder. The Issuer may deliver any such payments to the Paying Agent or to a Holder at the Holder's registered address.

     3. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, National Association(the "Paying Agent") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

     4. Indenture and Guarantees. The Issuer issued the Securities under an Indenture dated as of September 18, 1997 (the "Indenture"), among the Issuer, Kilovac Corporation, a California corporation, Kilovac International, Inc., a California corporation, and each of the Issuer's future Restricted Domestic Subsidiaries, as guarantors (the "Guarantors"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). This Security is one of a duly authorized issue of Securities of the Issuer designated as its 10% Senior Subordinated Notes due 2004 (the "Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $125,000,000, which may be issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until the date on which the Indenture is qualified under TIA, then on such date. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Issuer. Payment on each Security is guaranteed on an unsecured senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture. In certain circumstances the Guarantees may be released

     5. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. To the extent and in the manner provided in the Indenture, Senior Debt must be paid before any payment may be made to any Holder of this Security. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

     6. Optional Redemption. (i) The Securities will be redeemable at the option of the Issuer, in whole or in part, at any time on or after September 15, 2001, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on September 15, of the years indicated below:

                                                        Redemption
     Year                                                  Price
     ----                                               ----------
     2001.............................................    105.000%
     2002.............................................    102.500%
     2003 and thereafter..............................    100.000%

          (ii) At any time prior to September 15, 2000, the Issuer may on any one or more occasions redeem from the net proceeds of one or more Equity Offerings up to an aggregate of 33.3% in aggregate principal amount of the Securities at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; provided that at least $63.4 million aggregate principal amount of Securities remain outstanding immediately after the occurrence of such redemption.

     7. Notice of Redemption. Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed to such Holder's registered address, at least 30 but not more than 60 days before the Redemption Date. Securities in denominations larger than $1,000 may be redeemed in part.

     8. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Issuer shall be required to offer to repurchase all or a portion of the then outstanding Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

     9. Limitation on Disposition of Assets. Under certain circumstances the Issuer is required to apply the net cash proceeds from Asset Sales to offer to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of repurchase.

     10. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Security being redeemed in part and (iii) during a Change of Control Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

     11. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     13. Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of and interest on the Securities).

     14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, provide for the assumption of the Issuer's obligations to Holders of the Securities in the event of any Disposition involving the Issuer in which the Issuer is not a Surviving Person, comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under TIA, provide for the issuance of Exchange Securities or make any other change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder of a Security.

     15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Debt, make payments in respect of its Equity Interest or certain Debt, enter into transactions with Related Persons, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

     16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the

Securities and the Indenture, the predecessor will be released from those obligations.

     17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

     18. Defeasance. The Indenture contains provisions (which provisions apply to this Security) which provide that (a) the Issuer will be discharged from any and all obligations in respect of the Securities and the Guarantors will be released from their Guarantees and (b) the payment of the Securities may not be accelerated upon certain Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

     19. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, Subsidiaries of the Issuer or their respective Affiliates as if it were not the Trustee.

     20. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or limited or general partner of the Issuer or any of its Subsidiaries shall have any liability for any obligations of the Issuer or any of its Subsidiaries under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     21. Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

     22. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of law other than Section 5-1401 of the New York General Obligations Law.

     23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     24. CUSIP Numbers. Pursuant to a recommendation promulgated by the committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     25. Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture, which has the text of this Security in larger type. Requests may be made to:

                        Communications Instruments, Inc.
                             1396 Charlotte Highway
                         Fairview, North Carolina 29730
                            Attention: David Henning

                              [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER

_________________________________

________________________________________________________________________________
                    (please print or type name and address)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________
attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.


Date: ________________            Your Signature: ______________________________

                                            NOTICE: The signature on this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Security in every
                                            particular without alteration or
                                            enlargement or any change whatsoever
                                            and be guaranteed by the endorser's
                                            bank or broker.


Signature Guarantee: ___________________________________________________________
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Issuer pursuant to
Section 4.15 or 4.16 of the Indenture, check the appropriate Box:

          Section 4.15 [   ]
          Section 4.16 [   ]

          If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount you wish to have purchased:

US$_________


Date: ________________   Your Signature: _______________________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Security)


Signature Guarantee: ___________________________________________________________
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       Exhibit B
                                                                       ---------


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF GLOBAL SECURITIES SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES. INTERESTS OF BENEFICIAL OWNERS IN THE GLOBAL SECURITIES MAY BE TRANSFERRED OR EXCHANGED FOR CERTIFICATED SECURITIES IN ACCORDANCE WITH THE RULES AND PROCEDURES OF THE DEPOSITARY AND THE PROVISIONS OF SECTION 2.16 OF THE INDENTURE. IN ADDITION, CERTIFICATED SECURITIES SHALL BE TRANSFERRED TO ALL BENEFICIAL OWNERS IN EXCHANGE FOR THEIR BENEFICIAL INTERESTS IN GLOBAL SECURITIES IF (i) THE ISSUER NOTIFIES THE REGISTRAR THAT THE DEPOSITARY IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY FOR ANY GLOBAL SECURITY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE ISSUER WITHIN 90 DAYS OF SUCH NOTICE OR (ii) THE ISSUER, AT ITS OPTION, NOTIFIES THE REGISTRAR IN WRITING THAT IT ELECTS TO CAUSE THE ISSUANCE OF SECURITIES IN DEFINITIVE FORM UNDER THE INDENTURE.

                                                                       EXHIBIT C
                                                                       ---------
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                       ___________________, ____

____________________, as Registrar
__________________________________
__________________________________
__________________________________


          Re:  COMMUNICATIONS INSTRUMENTS, INC.
               10% Senior Subordinated Notes
               due 2004
               -------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of 10% Senior Subordinated Notes due 2004 and related guarantees (the "Securities") of Communications Instruments, Inc., a North Carolina corporation (the "Issuer"), and Kilovac Corporation, a California corporation and Kilovac International, Inc., a California corporation, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated September 12, 1997, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (82) through (84) and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities.

          3. We are not acquiring Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

          4. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          5. In the event that we purchase any Securities, we will acquire Securities having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting.

          6. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee and the Registrar (each as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee and the Registrar), (iv) outside the United States in accordance with Rule 904 of the Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          7. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          8. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee, the Registrar and the Issuer, such certification, legal opinions and other information as the Trustee, the Registrar and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          9. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          10. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an "Institutional Accredited Investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) as to each of which we exercise sole investment discretion and have authority to enter into this letter and purchase the Securities.

          You, the Issuer and the Initial Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By:  ___________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D
                                                                       ---------


                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------


                                            _______________, _______


________________________

________________________

________________________

Attention:________________________

          Re:  Communications Instruments, Inc. (the "Issuer")
               10% Senior Secured Notes due 2004
               --------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $95,000,000 aggregate principal amount of the 10% Senior Subordinated Notes due 2004 and related guarantees (the "Securities"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the transfer restrictions set forth in the Securities and, accordingly, we represent that:

          1. The offer of the Securities was not made to a person in the United States;

          2. Either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a "designated off-shore securities market" (as defined in Rule 904 of the Securities Act) and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. The transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          5. We have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By______________________________
                                         Authorized Signature

                                      D-2